UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018 (January 1, 2018)

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, Resolute Energy Corporation (the “Company”) announced that in connection with the closing of the sale of its Aneth Field assets on November 6, 2017 to an affiliate of Elk Petroleum Limited (ASX: ELK), James M. Piccone would resign from his position as President of the Company at the end of 2017. On January 1, 2018, Mr. Piccone resigned from his position as President and as a member of the Board of Directors of the Company and from all other officer or board positions of the Company’s subsidiaries (the “Resignation”). As a result of the Resignation, the size of the Board was decreased from nine (9) to eight (8) members.

In connection with the Resignation, Mr. Piccone and the Company entered into a Separation Agreement and Release (the “Separation Agreement”) dated January 1, 2018. The Separation Agreement becomes irrevocable on January 9, 2018. The material terms of the Separation Agreement, including compensation payable thereunder and treatment of long-term incentive (LTI) awards, are consistent with Mr. Piccone’s Employment Agreement with the Company dated January 1, 2017 (the “Employment Agreement”) and Mr. Piccone’s various LTI award agreements. The following is a summary of the material terms of the Separation Agreement.

•	Beginning in February 2018, Mr. Piccone will receive cash severance over a period of twenty-four (24) months equal to two (2) times his current base salary plus two (2) times his target short-term incentive (STI) bonus payment, less applicable taxes and withholdings.

•	All of Mr. Piccone’s unvested restricted cash incentive awards will remain outstanding and continue to vest through February 2019.

•	All of Mr. Piccone’s unvested time-based restricted stock, stock options and cash-settled stock appreciation rights vested on January 1, 2018.

•	All of Mr. Piccone’s unvested performance-based restricted stock and all “outperformance shares” will remain outstanding and continue to vest or be earned, as applicable, through the end of the performance period ending March 2020.

The Separation Agreement also generally provides for a release by Mr. Piccone of all claims related in any way to Mr. Piccone’s employment with and separation from the Company. Unless otherwise modified under the Separation Agreement, the provisions of the Employment Agreement remain in full force and effect, including, but not limited to, any confidentiality and restrictive covenants.

The above description of the Separation Agreement is qualified in its entirety by the complete copy of the Separation Agreement attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Separation Agreement and Release dated January 1, 2018 between James M. Piccone and Resolute Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2018	RESOLUTE ENERGY CORPORATION
	By:	/s/ Richard F. Betz
Richard F. Betz
Chief Executive Officer